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                            PRUDENTIAL MUNICIPAL BOND FUND

                                   *** CLASS Z ***

                                       EXHIBIT
                                  YIELD CALCULATION

                                    AS OF  4/30/97

                   YIELD = 2 * [([(a - b)/(c * d)] + 1)^6 - 1]

                   a  = dividends & interest earned during the period

                   b  = expenses accrued for the period

                   c = average daily number of shares o/s during the period entitled to receive dividends

                   d  = maximum offering price per share

                  Base period = 30 days

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                        High Yield          Insured        Intermediate
                          Series            Series            Series
                      -------------     ---------------    ------------

         a    =         $13,997.33          $70.19            $897.30

         b    =         $1,159.38           $6.95             $185.72

         c    =       244,738.047         1,379.512          19,504.439

         d    =          $10.83             $10.91             $10.59

       YIELD  =           5.88%              5.10%               4.17%

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    TAX EQUIVALENT YIELD =   t / 1 - 39.6%

t  =  THE PORTION OF THE YIELD WHICH IS
      DERIVED FROM TAX EXEMPT INCOME

   TAX EQUIVALENT YIELD =    9.74%          8.44%          6.90%